CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Original Source Music, Inc. (the "Company") on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lecia L. Walker, Chief Executive Officer and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Lecia L.Walker

Lecia L. Walker

Chief Executive Officer

Principal Financial Officer

April 28, 2017